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Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM T-1
STATEMENT OF ELIGIBILITY UNDER THE TRUST
INDENTURE ACT OF 1939 OF A CORPORATION
DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE
ELIGIBILITY OF A TRUSTEE PURSUANT TO
SECTION 305(b)(2)

HSBC Bank USA
(Exact name of trustee as specified in its charter)

New York (Jurisdiction of incorporation or organization if not a U.S. national bank)	13-2774727 (I.R.S. Employer Identification No.)
452 Fifth Avenue, New York, NY (212) 525-5600 (Address of principal executive offices)	10018-2706 (Zip Code)

Warren L. Tischler, SVP
HSBC Bank USA
452 Fifth Avenue
New York, New York 10018-2706
Tel: (212) 525-1311
(Name, address and telephone number of agent for service)

HUNTSMAN LLC
(Exact name of obligor as specified in its charter)

Utah (State or other jurisdiction of incorporation or organization)	87-0533091 (I.R.S. Employer Identification No.)
Huntsman LLC 500 Huntsman Way Salt Lake City, UT (801) 584 5700 (Address of principal executive offices)	84108 (Zip Code)

Copy to

Nathan W. Jones, Esq. Stoel Rives LLP 201 South Main Street, Suite 1100 Salt Lake City, UT 84111 (801) 328 3131

11.625% Senior Secured Notes due 2011
(Title of Indenture Securities)

Table of Additional Registrants

Exact Name of Additional Registrant as specified in its charter	State of other Jurisdiction of Incorporation/Organization	Primary Standard Industrial Classification Code Number	I.R.S. Employer Identification Number
Huntsman Specialty Chemicals Holdings Corporation	Utah	2800	84-1378762
Huntsman Specialty Chemicals Corporation	Delaware	2800	76-0522314
Huntsman Chemical Purchasing Corporation	Utah	2800	87-0568517
Huntsman International Chemicals Corporation	Utah	2800	87-0440648
Huntsman International Trading Corporation	Delaware	2800	87-0522263
Huntsman Petrochemical Purchasing Corporation	Utah	2800	87-0568520
Polymer Materials Inc.	Utah	2800	87-0432897
Airstar Corporation	Utah	2800	87-0457111
Huntsman Procurement Corporation	Utah	2800	87-0644129
JK Holdings Corporation	Delaware	2800	87-0518183
Huntsman Australia Inc.	Utah	2800	87-0510821
Huntsman Chemical Finance Corporation	Utah	2800	87-0552847
Huntsman Enterprises Inc.	Utah	2800	87-0562447
Huntsman Family Corporation	Utah	2800	87-0517283
Huntsman Group Holdings Finance Corporation	Utah	2800	87-0552846
Huntsman Group Intellectual Property Holdings Corporation	Utah	2800	87-0540073
Huntsman International Services Corporation	Texas	2800	75-1423616
Huntsman MA Investment Corporation	Utah	2800	87-0564509
Huntsman MA Services Corporation	Utah	2800	87-0661851
Huntsman Petrochemical Finance Corporation	Utah	2800	87-0552845
Huntsman Expandable Polymers Company LC	Utah	2800	87-0623756
Huntsman Petrochemical Canada Holdings Corporation	Utah	2800	84-1375735
Huntsman Polymers Holdings Corporation	Utah	2800	87-0577209
Huntsman Chemical Company LLC	Utah	2800	68-0518488
Huntsman Petrochemical Corporation	Delaware	2800	58-1594518
Huntsman Polymers Corporation	Delaware	2800	75-2104131
Huntsman Fuels, L.P.	Texas	2800	91-2085706
Petrostar Fuels LLC	Delaware	2800	87-0668830
Huntsman Purchasing, Ltd.	Utah	2800	84-1370346
Petrostar Industries LLC	Delaware	2800	87-0668831
Huntsman Headquarters Corporation	Utah	2800	87-0526140

General

Item 1. General Information.

        Furnish the following information as to the trustee:

  (a)
  Name and address of each examining or supervisory authority to which it is subject.

      State of New York Banking Department.

      Federal Deposit Insurance Corporation, Washington, D.C.

      Board of Governors of the Federal Reserve System, Washington, D.C.

  (b)
  Whether it is authorized to exercise corporate trust powers.

      Yes.

Item 2. Affiliations with Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

      None

Item 16. List of Exhibits

Exhibit
T1A(i)	(1)	Copy of the Organization Certificate of HSBC Bank USA.
T1A(ii)	(1)	Certificate of the State of New York Banking Department dated December 31, 1993 as to the authority of HSBC Bank USA to commence business as amended effective on March 29, 1999.
T1A(iii)		Not applicable.
T1A(iv)	(3)	Copy of the existing By-Laws of HSBC Bank USA as amended on April 11, 2002.
T1A(v)		Not applicable.
T1A(vi)	(2)	Consent of HSBC Bank USA required by Section 321(b) of the Trust Indenture Act of 1939.
T1A(vii)		Copy of the latest report of condition of the trustee (September 30, 2003), published pursuant to law or the requirement of its supervisory or examining authority.
T1A(viii)		Not applicable.
T1A(ix)		Not applicable.

(1)
Exhibits previously filed with the Securities and Exchange Commission with Registration No. 022-22429 and incorporated herein by reference thereto.

(2)
Exhibit previously filed with the Securities and Exchange Commission with Registration No. 33-53693 and incorporated herein by reference thereto.

(3)
Exhibit previously filed with the Securities and Exchange Commission with Registration No. 333-88532 and incorporated herein by reference thereto.

SIGNATURE

        Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, HSBC Bank USA, a banking corporation and trust company organized under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York on the 26th day of January, 2004.

HSBC BANK USA
By:	/s/ HERAWATTEE ALLI Herawattee Alli Trust Officer

Exhibit T1A (vii)

	Board of Governors of the Federal Reserve System OMB Number: 7100-0036 Federal Deposit Insurance Corporation OMB Number: 3064-0052 Office of the Comptroller of the Currency OMB Number: 1557-0081
Federal Financial Institutions Examination Council	Expires April 30, 2006

	Please refer to page i, Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for
A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of business September 30, 2003		(19980930) (RCRI 9999)
This report is required by law; 12 U.S.C. §324 (State member banks); 12 U.S.C. § 1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).
This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National Banks.		The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.
I,	JOSEPH R. SIMPSON, CONTROLLER Name and Title of Officer Authorized to Sign Report
We, the undersigned directors (trustees), attest to the correctness of this Report of Condition (including the supporting schedules) and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Of the named bank do hereby declare that these Reports of Condition and Income (including the supporting schedules) have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and believe.
/s/ JOSEPH R. SIMPSON Signature of Officer Authorized to Sign Report 11/12/03 Date of Signature		/s/ SAL H. ALFIERI Director (Trustee) /s/ BERNARD J. KENNEDY Director (Trustee) /s/ MARTIN GLYNN Director (Trustee)

Submission of Reports
Each Bank must prepare its Reports of Condition and Income either:		For electronic filing assistance, contact EDS Call report Services, 2150 N. Prospect Ave., Milwaukee, WI 53202, telephone (800) 255-1571.
(a)	in electronic form and then file the computer data file directly with the banking agencies' collection agent, Electronic Data System Corporation (EDS), by modem or computer diskette; or
To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page to the hard-copy f the completed report that the bank places in its files.
b)	in hard-copy (paper) form and arrange for another party to convert the paper report to automated for. That party (if other than EDS) must transmit the bank's computer data file to EDS.

FDIC Certificate Number	0	0	5	8	9
(RCRI 9030)
http://WWW.BANKING.US.HSBC.COM Primary Internet Web Address of Bank (Home Page), if any (TEXT 4087)	HSBC Bank USA Legal Title of Bank (TEXT 9010)
(Example: www.examplebank.com)
	Buffalo City (TEXT 9130)
	N.Y.	14203

	State Abbrev. (TEXT 9200)	ZIP Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation,
Office of the Comptroller of the Currency

REPORT OF CONDITION

Consolidated domestic subsidiaries

HSBC Bank USA	of Buffalo

Name of Bank	City

in the state of New York, at the close of business September 30, 2003

		Thousands of dollars
ASSETS
Cash and balances due from depository institutions:
a.	Non-interest-bearing balances currency and coin		$2,350,034
b.	Interest-bearing balances		1,160,995
	Held-to-maturity securities		4,213,089
	Available-for-sale securities		14,211,802
	Federal funds sold and securities purchased under agreements to resell:
a.	Federal funds sold in domestic offices		633,000
b.	Securities purchased under agreements to resell		3,994,723
Loans and lease financing receivables:
	Loans and leases held for sale		$2,653,585

	Loans and leases net of unearned income	$42,180,013
	LESS: Allowance for loan and lease losses	434,830

	Loans and lease, net of unearned income, allowance, and reserve		$41,745,183
	Trading assets		11,522,909
	Premises and fixed assets		673,337
Other real estate owned			11,310
Investments in unconsolidated subsidiaries			243,581
Customers' liability to this bank on acceptances outstanding			80,310
Intangible assets: Goodwill			2,211,273
Intangible assets: Other intangible assets			503,927
Other assets			3,948,333
Total assets			90,157,211

LIABILITIES
Deposits:
	In domestic offices		42,764,284

	Non-interest-bearing	6,078,506
	Interest-bearing	36,685,778

In foreign offices			20,037,930

	Non-interest-bearing	417,850
	Interest-bearing	19,620,080

Federal funds purchased and securities sold under agreements to repurchase:
a.	Federal funds purchased in domestic offices		90,885
b.	Securities sold under agreements to repurchase		390,103
Trading Liabilities			8,070,149
Other borrowed money			5,316,355
Bank's liability on acceptances			80,130
Subordinated notes and debentures			1,549,223
Other liabilities			4,181,576

Total liabilities	82,480,605

Minority Interests in consolidated Subsidiaries	342
EQUITY CAPITAL
Perpetual preferred stock and related surplus	—
Common Stock	205,000
Surplus	6,420,202
Retained earnings	893,079
Accumulated other comprehensive income	157,983
Other equity capital components	—

Total equity capital	7,676,264
Total liabilities, minority interests and equity capital	90,157,211

QuickLinks

  Exhibit 25.1
General
  Item 1. General Information.
  Item 2. Affiliations with Obligor.
  Item 16. List of Exhibits
SIGNATURE